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                                                                Exhibit 99.10












                  NORDSTROM DIRECT, INC. PROFIT SHARING PLAN

                      ADOPTED EFFECTIVE JANUARY 1, 2002




















                       Lane Powell Spears Lubersky LLP
                      601 SW Second Avenue, Suite 2100
                          Portland, Oregon 97204-1383
                          Telephone:  (503)778-2100
                          Facsimile:  (503)778-2200



















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                  NORDSTROM DIRECT, INC. PROFIT SHARING PLAN

                              TABLE OF CONTENTS
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ARTICLE I.  NAME OF PLAN.............................................1
   1.1   Name of Plan................................................1
   1.2   Effective Date..............................................1
ARTICLE II.  DEFINITIONS.............................................1
   2.1   "Act".......................................................1
   2.2   "Administrator".............................................2
   2.3   "Anniversary Date"..........................................2
   2.4   "Break in Service"..........................................2
   2.5   "Code"......................................................2
   2.6   "Company"...................................................2
   2.7   "Compensation"..............................................2
   2.8   "Disability"................................................3
   2.9   "Eligible Employee".........................................3
   2.10  "Employee"..................................................3
   2.11  "Employer"..................................................3
   2.12  "Highly Compensated Employee" and "Non-Highly Compensated
         Employee"...................................................4
   2.13  "Hour of Service"...........................................5
   2.14  "Leased Employee"...........................................6
   2.15  "Named Fiduciary"...........................................6
   2.16  "Participant"...............................................6
   2.17  "Payroll Year" or "Payroll Calendar Year"...................6
   2.18  "Plan"......................................................6
   2.19  "Plan Year".................................................6
   2.20  "Retirement"................................................6
   2.21  "Taxable Year"..............................................7
   2.22  "Terminated Employee".......................................7
   2.23  "Trustee"...................................................7
   2.24  "Trust Fund"................................................7
   2.25  "Valuation Date"............................................7
   2.26  "Year of Service"...........................................7
   2.27  Rules of Construction.......................................7
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ARTICLE III.  ADMINISTRATION OF PLAN.................................7
   3.1   Plan Administrator..........................................7
   3.2   Enumerated Administrative Powers............................8
   3.3   Administrative Records......................................9
   3.4   Company Records.............................................9
   3.5   Duties of Participant.......................................9
   3.6   Administrator Expenses......................................9
   3.7   Individuals Indemnified.....................................9
   3.8   Administrator Continues Until Trust Exhausted...............9
   3.9   Plan Expenses...............................................10
ARTICLE IV.  ELIGIBILITY OF EMPLOYEES TO PARTICIPATE.................10
   4.1   Initial Participation.......................................10
   4.2   Break in Service-Reemployment After Break...................10
   4.3   Information from Employer...................................10
   4.4   Other Employers.............................................11
ARTICLE V.  COMPANY CONTRIBUTIONS....................................11
   5.1   Company Contributions.......................................11
   5.2   Amount of Company Contributions.............................12
   5.3   Time of Payment of Contributions............................12
   5.4   No Participant Contributions................................12
   5.5   Plan Qualification..........................................12
   5.6   Return of Mistaken and Nondeductible Contributions..........12
   5.7   Investment of Company Contributions.........................13
ARTICLE VI.  ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST
             FUND....................................................13
   6.1   Allocation of Contributions and Forfeitures.................13
   6.2   Valuation and Allocation of Trust Fund......................15
   6.3   Allocation Does Not Vest Rights.............................15
   6.4   Limitation on Annual Additions..............................15
   6.5   Allocation of Excess Additions..............................16
   6.6   Military Leave Obligations..................................16
ARTICLE VII.  VESTING OF BENEFITS....................................17
   7.1   Vested Interest.............................................17
   7.2   Service After Separation....................................18
   7.3   Time of Forfeiture..........................................19
   7.4   Maternity/Paternity/Family Absences.........................19
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ARTICLE VIII.  ELIGIBILITY TO RECEIVE BENEFITS.......................19
   8.1   Normal Retirement Benefits..................................20
   8.2   Disability Benefits.........................................20
   8.3   Death Benefits..............................................20
   8.4   Benefits on Severance from Service..........................21
   8.5   Accelerated Benefit Option..................................21
ARTICLE IX.  METHOD OF PAYMENT OF BENEFITS...........................22
   9.1   Distribution of Benefits....................................22
   9.2   Valuation of Account........................................22
   9.3   Time of Distribution........................................23
   9.4   Form of Payment.............................................23
   9.5   Qualified Domestic Relations Orders.........................23
   9.6   In-service Withdrawals After Normal Retirement Date.........24
   9.7   Rollovers...................................................24
   9.8   Forfeiture of Unclaimed Benefits............................25
ARTICLE X.  LIMITATION ON DISTRIBUTIONS..............................25
   10.1  Minimum Distribution Requirements...........................25
   10.2  Distribution Requirements...................................25
   10.3  Required Beginning Date.....................................25
ARTICLE XI.  TOP HEAVY PLANS.........................................26
   11.1  Effect of Top Heavy Plan Status.............................26
   11.2  Top Heavy Definitions.......................................26
   11.3  Minimum Top Heavy Employer Contributions to Top Heavy
         Plans.......................................................29
   11.4  Minimum Vesting in Top Heavy Plans..........................31
ARTICLE XII.  PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN..........31
   12.1  Plan Sponsor................................................31
   12.2  Plan Fiduciaries............................................34
   12.3  Plan Committees.............................................35
   12.4  Limitation of Individual Liability..........................36
ARTICLE XIII.  SPENDTHRIFT PROVISIONS................................37
   13.1  Prohibition Against Assignment..............................37
   13.2  Effect of Assignment........................................37
   13.3  QDRO Exception..............................................37
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ARTICLE XIV.  AMENDMENT AND TERMINATION OF PLAN......................37
   14.1  Future of the Plan..........................................37
   14.2  Company Right to Amend the Plan.............................37
   14.3  Company Right To Terminate the Plan.........................38
   14.4  Partial Termination.........................................39
   14.5  Procedure for Plan Amendment or Termination.................39
ARTICLE XV.  CLAIMS AND REVIEW PROCEDURE.............................40
   15.1  Claims for Benefits and Inquiries...........................40
   15.2  Denial of Claims............................................40
   15.3  Review of Denied Claims.....................................41
   15.4  Decision on Review..........................................41
   15.5  Rules and Procedures on Review..............................42
   15.6  Exhaustion of Remedies......................................42
ARTICLE XVI.  MISCELLANEOUS PROVISIONS...............................42
   16.1  No Right of Continued Employment............................42
   16.2  Discretion..................................................42
   16.3  Separability................................................42
   16.4  Participant and Others Bound by Plan........................42
   16.5  Applicable Law..............................................42
   16.6  Text Controls...............................................42
   16.7  Expenses....................................................42
   16.8  Plan Document is Controlling................................43
ARTICLE XVII.  LOANS TO PARTICIPANTS.................................43
   17.1  Loans to Participants.......................................43
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                 NORDSTROM DIRECT, INC. PROFIT SHARING PLAN


     This Plan is adopted by the Company for the purpose of providing retirement benefits to Participants in the Plan.

                             W I T N E S S E T H:

     WHEREAS, NORDSTROM.com, LLC was established August 1, 1999, as a majority-owned subsidiary of Nordstrom, Inc; and

     WHEREAS, Nordstrom, Inc. has acquired all of the shares in NORDSTROM.com, LLC; and

     WHEREAS, effective August 2, 2002, Nordstrom, Inc. has renamed NORDSTROM.com, LLC as Nordstrom Direct, Inc. ("Company") and incorporated the Company as a wholly-owned subsidiary of Nordstrom, Inc.; and

     WHEREAS, the Company desires to establish a Profit Sharing Plan to provide retirement benefits for eligible Company employees.

     NOW, THEREFORE, the Company does hereby adopt the Nordstrom Direct, Inc. Profit Sharing Plan with an effective date of January 1, 2002.


ARTICLE I.  NAME OF PLAN

     1.1 Name of Plan. This Plan shall be known as the NORDSTROM DIRECT, INC. PROFIT SHARING PLAN and shall be for the exclusive benefit of the Employees of Employers who have adopted the Plan. The terms of the Plan are intended to comply with Section 401(a) of the Internal Revenue Code of 1986, as amended, and Treasury Department regulations promulgated in connection therewith, in order that the Trust or Trusts, funded by this Plan may continue to qualify as tax exempt Trusts pursuant to Sections 401(a) and 501(a) of the Internal Revenue Code of 1986.

     1.2  Effective Date.  This Plan is originally effective as of January 1,
2002.


ARTICLE II.  DEFINITIONS

     When used herein, the following words shall have the following meanings unless the context clearly indicates otherwise:

     2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended.











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     2.2  "Administrator" or "Administrative or Retirement Committee" means specifically as follows:

          2.2-1 "Administrator" means Nordstrom Direct, Inc., charged with those powers and duties of Plan and Trust administration under 12.1-4 and
Article III.

          2.2-2 "Administrative or Retirement Committee" means the Nordstrom Direct, Inc. Profit Sharing Retirement Committee, established by the Board of Directors of the Company (the "Board") under 13.1-2(e), and charged with those powers and duties under 13.1-5.

     2.3  "Anniversary Date" means December 31st of each year.

     2.4 "Break in Service" means a Payroll Year in which the Participant has failed to complete more than five hundred (500) Hours of Service .

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Company" means Nordstrom Direct, Inc., and its predecessor, NORDSTROM.com, LLC.

     2.7  "Compensation" means that portion of compensation described in this
Section 2.7 that appears on an Employee's IRS Form W-2 for the Payroll Year ending with any Plan Year. For purposes of any Plan Year, Compensation includes all monies paid to an Employee for services rendered in the form of salary and wages, including bonuses and commissions, and those amounts which are part of the Employee's basic compensation scheme and paid regularly in accordance with any agreed formula.
          2.7-1 Items Specifically Included. Except as specifically provided herein, the term "Compensation" shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of Employee under Code Sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b).

          2.7-2 Items Specifically Excluded. Except as specifically provided herein, the term "Compensation" shall not include any amounts paid outside of the regularly occurring payment for services (as described above) including, but not limited to, any reimbursements or other expense allowances, employee awards, taxable fringe benefits (and non-taxable fringe benefits not described in 2.7-1), moving expenses, severance, disability pay under the employer's separately written disability program, and other deferred compensation and welfare benefits.

          2.7-3 Yearly Maximum. The annual compensation of each Participant taken into account under the Plan for any year shall not exceed the maximum compensation limit in effect under Code Section 401(a)(17) as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d). For the Plan Year beginning January 1, 2002, this limit is $200,000. This maximum shall not apply for purposes of 6.4.








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          2.7-4  Compensation for Testing Purposes.  For purposes of the nondiscrimination tests under Code Sections 401(a)(4), 401(k) and (m), the Administrator may use any definition of compensation permitted by Code Section 414(s) in lieu of the definition in this 2.7.

     2.8 "Disability" means inability on the part of the Participant to engage in any substantial gainful activity on behalf of an Employer by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than eighteen (18) months as certified by a physician who is mutually acceptable to the Participant and the Administrative Committee.

     2.9 "Eligible Employee" means each Employee of the Company except the following:

          (a) An Employee covered by a collective bargaining agreement that does not provide for participation in the Plan.

          (b) A Leased Employee treated as an employee for pension purposes solely because of Code Section 414(n).

          (c) An individual classified by the Company as either an independent contractor or employee of a nonaffiliated entity rather than as an employee of the Company, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of the Company.

          (d) An employee of Nordstrom, Inc., or affiliate of Nordstrom, Inc. (other than the Company).

          (e) Non-resident aliens who receive no earned income from sources within the United States.

     Notwithstanding the above, subsections (b), (c) and (d) are not intended to exclude such individuals from consideration for the purposes of coverage testing under Code Section Section 410(b), and, to the extent required, non-discrimination testing under Code Sections 401(a), 401(k) and 401(m) even though they are not eligible to participate in the Plan.

     2.10 "Employee" means any person employed as a common-law employee by an Employer or by any other employer required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o).

     2.11 "Employer" and "Employers" mean the Company and Nordstrom, Inc., Nordstrom National Credit Bank, NTN, Inc., Nordstrom Credit, Inc. and any other corporations that are associated with the Company under Code Sections 414(b), (c), (m) or (o). Only Employees of the Company are eligible to participate in this Plan.









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     2.12  "Highly Compensated Employee" and "Non-Highly Compensated Employee"

          2.12-1 "Highly Compensated Employee" is defined in section 414(q) of the Code and related Treasury Regulations. In determining which Employees are Highly Compensated Employees, the following shall apply:

               (a) Subject to (b) through (d) below, Highly Compensated Employees for a Plan Year are persons who perform services for an Employer during the Plan Year or the preceding Plan Year and are one or more of the following:

                     (1) An owner of greater than 5 percent of an Employer (a "5-percent owner") during either the current or the preceding Plan Year. For this purpose, a 5-percent owner is defined as any person who owns (or is considered as owning by applying the constructive ownership rules of IRC
Section 318) more than 5 percent of the outstanding stock of an Employer or stock possessing more than 5 percent of the total combined voting power of all stock of an Employer.

                      (2) A person receiving Compensation from an Employer over $80,000 for the preceding Plan Year who is among the highest paid 20 percent of Employees of an Employer during the preceding Plan Year, aggregating Employees of all Employers and excluding Employees to the extent provided by applicable Regulations.

               (b) The dollar amount in (a)(2) above shall be adjusted in accordance with Treasury Regulations for changes in cost of living. For Plan Years commencing in 2002, the Commissioner of Internal Revenue has adjusted this dollar amount to $90,000. When determining the Highly Compensated status of an Employee in a Plan Year, the (a)(2) dollar amount in effect for the preceding Plan Year is determinative.

               (c) Former employees shall be taken into account in accordance with applicable Regulations. A former Employee shall be treated as a Highly Compensated Employee if:

                       (1) such Employee was a Highly Compensated Employee when such employee separated from service; or

                        (2) such employee was a Highly Compensated Employee at any time after attaining age 55.

               (d) "Compensation" for purposes of this Section 2.11 shall mean Compensation under 2.7-4.

          2.12-2 "Non-Highly Compensated Employee" is defined as any Employee who is not a Highly Compensated Employee.












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     2.13  "Hour of Service" means:

          2.13-1 Paid for Work. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable computation period.

          2.13-2 Paid Nonwork Time. Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the Employee's employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

               Notwithstanding the preceding sentence,

                (a) No more than five hundred one (501) Hours of Service are to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws; and

                (c) Hours of Service are not to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this paragraph, a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          2.13-3 Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under 2.13-1 or 2.13-2, as the case may be, and under this 2.13-3.

          2.13-4 Determination Rules. The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with Department of Labor regulations 29 CFR Section 2530.200b-2(b) and (c), which is incorporated by this reference.











                                      5
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     2.14  "Leased Employee" means any person (regardless of whether such individual is a common law Employee of an Employer) who pursuant to an agreement between an Employer and any other person ("leasing organization") has performed services for an Employer (or for an Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the direction and control of an Employer.

          A Leased Employee shall not be considered an employee of an Employer if: (a) such employee is covered by a money purchase pension plan providing:
(1) a nonintegrated employer contribution rate of at least ten (10%) percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 402(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the Employer's Non-Highly Compensated work force.

     2.15 "Named Fiduciary" means the appropriate party, parties or entities appointed or delegated such named fiduciary functions pursuant to Articles III and XIII.

     2.16 "Participant" means an Employee who is eligible to participate and has an account in the Plan. An "active" Participant is one whose employment with the Company continues and who has completed one thousand (1,000) or more Hours of Service in a Payroll Year. An "inactive" Participant is one whose employment has terminated but who has not received a complete distribution of his or her account or one who has completed more than five hundred (500) but less than one thousand (1,000) Hours of Service in a Payroll Year.

     2.17 "Payroll Year" or "Payroll Calendar Year" means the three hundred sixty-five (365) (or three hundred sixty-six (366)) day period during which services are rendered for payment received during a specific calendar year. Payroll Year services are rendered during the period commencing with December 16 and ending the next following December 15, with Payroll Year Compensation paid for those services on paychecks paid January 5 through December 20 and appearing on the IRS Form W-2 of that same year. The Payroll Year shall be the limitation year.

     2.18 "Plan" means "THE NORDSTROM DIRECT, INC. PROFIT SHARING PLAN" set forth in this document and all subsequent amendments thereto. This Plan and the Nordstrom Direct, Inc. 401(k) Plan form a single plan for purposes of ERISA and the Code.

     2.19 "Plan Year" means the 12-month period commencing on January 1 and ending on December 31 (the Anniversary Date).

     2.20 "Retirement" means a Participant's separation from service after the Normal Retirement Date as defined in 9.1.










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     2.21  "Taxable Year" means the twelve (12) month period adopted by the
Company for its tax purposes. Currently, the Company's Taxable Year ends on January 31.

     2.22 "Terminated Employee" means any person whose employment has terminated for any reason other than death, Disability or Retirement. Leave of absence, temporary layoff, or service in the Armed Forces of the United States, as determined by uniform rules to be adopted by the Company, shall not be considered a termination of employment for purposes of this Plan. All Participants similarly situated shall be similarly treated by the Company in granting leaves of absence.

     2.23 "Trustee" means the person or persons holding the assets of the Plan pursuant to the terms of one (1) or more Trust Agreements entered into by the Employer.

     2.24 "Trust Fund" means those funds and assets of the Plan held by the Trustee.

     2.25 "Valuation Date" or "Allocation Date" means any day that the New York Stock Exchange is open for business and trading.

     2.26 "Year of Service" means a Payroll Year in which an Employee is credited with one thousand (1,000) or more Hours of Service.

     2.27 Rules of Construction. In construing this Agreement, the masculine and neuter genders include the feminine and each other and the singular includes the plural.


ARTICLE III.  ADMINISTRATION OF PLAN

     3.1 Plan Administrator. The Company as Administrator, in conjunction with the Retirement Committee, has the general powers and authority provided below in 3.1-1 to 3.1-3:

          3.1-1 Complete Administrative Power. The complete power and authority, in its sole discretion, to implement and delegate all functions necessary or desirable for the proper administration of the Plan, including but not limited to powers set forth in this Article III.

          3.1-2 Actions Binding. Any action taken in good faith in the exercise of authority conferred by this Plan shall be conclusive and binding upon the Participants and their beneficiaries.

          3.1-3 Discretion is Absolute. All discretionary powers conferred upon the Administrator and Retirement Committee, as applicable, shall be absolute, provided, however, that no discretionary power shall be exercised in a manner that results in discrimination in favor of Employees who are officers, shareholders or Highly Compensated Employees of an Employer.

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     3.2  Enumerated Administrative Powers.  Without limitation of their general powers under the Plan, the Company and Retirement Committee, as applicable, shall have the following enumerated powers:

          3.2-1 Control Administration. Full power and authority to control and manage the operation and administration of the Plan.

          3.2-2 Plan Interpretation. To construe and apply all Plan and Trust provisions, including the specific power and authority to interpret the Plan and Trust, to remedy or resolve ambiguities, inconsistencies or omissions and to decide any questions about the rights of Participants and their beneficiaries.

          3.2-3 Benefit Eligibility. To decide all questions relating to an individual's status as an Employee, the eligibility of Employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled by reason of service prior to or after the effective date hereof.

          3.2-4 Benefit Payment. To approve the payment of all benefits as they become payable under the Plan and to pursue the recovery of any payment made which exceeds the amount to which an individual is entitled to receive under the terms of the Plan.

          3.2-5 Service Providers. To engage such professional consultants, assistants and service providers as the Administrator, in its discretion, deems advisable, necessary or appropriate, including (but not limited to) accountants, actuaries, consultants, legal counsel, medical practitioners and clerical assistants to perform services with regard to any of its responsibilities under the Plan, and to rely on opinions and advice given by any such third party.

          3.2-6 Records. To ensure that all records necessary for proper operation of the Plan are kept.

          3.2-7 Reports and Disclosures. To ensure compliance with all reporting, filing and disclosure requirements imposed on the Plan
"administrator" by the Act and any other applicable law.

          3.2-8 Inspection of Records. During business hours to make available to service providers and any Participant or beneficiary any records relating to the Plan as required by law, provided that a Participant or beneficiary shall be entitled to examine only such records as pertain exclusively to him or her, including (but not limited to) the Plan and Trust Agreement and all amendments thereto.

          3.2-9 Indemnity Bond. To arrange for all bonds required by law, but the amount thereof need not exceed the minimum requirements imposed by law.

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          3.2-10  Legal Process.  To designate an agent for service of legal process in any suit or action involving the Plan.

          3.2-11 Fees and Expenses. To negotiate and fix the compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other person retained or employed by the Administrator or other party designated to carry out administrative duties under the Plan.

          3.2-12 Other. To perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient for the efficient administration of the Plan.

     3.3 Administrative Records. Each party having responsibility for any Plan administration function under the Plan shall keep such records as shall be appropriate for the orderly and efficient performance of such functions, and shall permit any other party having Plan administration responsibility to examine any of such records which are appropriate to the latter's functions.

     3.4 Company Records. The records of the Company shall be conclusive evidence as to all matters forming the basis for participation in the Plan and for the calculation of benefits thereunder. Any individual or entity shall be entitled to rely upon a certificate of an officer of the Company as to any Employee's Years of Service, age, Compensation and cause for the termination of service, and as to any other information pertinent to the calculation or determination of the Employee's interest under the Plan.

     3.5 Duties of Participant. The Administrator may require a Participant to furnish to it such information and instruments or documents as it may deem necessary in the administration of the Plan. Compliance with such requirements shall be a condition of a Participant's receipt of benefits.

     3.6 Administrator Expenses. No Company employee who performs administrative functions under the Plan shall receive any compensation for such service beyond his or her compensation as an Employee of the Company, but shall be entitled to reimbursement from the Company for any reasonable expenses actually and properly incurred in the performance of such duties.

     3.7 Individuals Indemnified. The Company hereby indemnifies any Company Employee or Director who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages arising from their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.

     3.8 Administrator Continues Until Trust Exhausted. If the Company shall cease to exist and no successor adopts or continues the Plan, the members of the Retirement Committee at that time (and their successors) shall remain in office until final termination of the Trust, and shall

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assume any and all powers and duties not otherwise previously delegated.  The remaining member or members shall fill any vacancies caused by death, resignation, disability or other cause.

     3.9  Plan Expenses.

          3.9-1 Expenses Paid by Trust Fund. The following shall be paid by the Trust Fund:

                (a) Operating Expenses. All expenses of the Administrator and the Trust, as the case may be, attributable to the operation of the Plan and Trust, to the extent they constitute reasonable expenses of administering the Plan and are not paid by the Company under 3.9-2.

                (b) Taxes. Any taxes and related interest and penalties assessed against the Trust Fund.

          3.9-2 Payment by Company Without Reimbursement. Except for the reimbursement to the Company of direct expenses consistent with 16.8, the obligation of the Trust to pay any expenses charged to the Trust shall cease to exist to the extent such charges are paid by the Company.

          3.9-3 Administrator Protest. Payment under 3.9-1 or 3.9-2 may be withheld pending resolution of any objection by the Administrator.


ARTICLE IV.  ELIGIBILITY OF EMPLOYEES TO PARTICIPATE

     4.1  Initial Participation.   Eligible Employees begin to participate as
Participants of this Plan on the February 1 entry date (after January 1, 2002) coinciding with or next following the date of their employment, if still employed on that date. Provided, however, that Eligible Employees who have attained age 21 and completed 1 Year of Service shall commence participation in the Plan not later than the earlier of (a) the first day of the Plan Year following the date the Employee meets those requirements, or (b) the date which is 6 months after the date the Employee meets those requirements.

     4.2 Break in Service-Reemployment After Break. An Employee who becomes a Participant of this Plan remains a Participant until he or she receives a distribution of his or her entire Plan benefit. If a Participant incurs a Break in Service, and subsequently is reemployed by an Employer, he or she will resume participation as of that date of reemployment upon completion of one Year of Service.

     4.3 Information from Employer. As of each Anniversary Date or such other period as the Company deems appropriate, the Company will provide the Administrator or its designated agent with the appropriate information necessary to ascertain all Eligible Employees, their dates of employment, Hours of Service, Compensation, and dates of termination.

     4.4 Other Employers. Notwithstanding any other Plan rules to the contrary, the following shall apply to Eligible Employees under the Plan who, during any period of service with the Company, become employees of another
Employer:

          4.4-1 Eligibility and Vesting Service. Hours of Service and Years of Service with all Employers shall count for purposes of eligibility to participate in and the Vesting of Plan benefits.

          4.4-2 Benefit Accrual. Only Hours of Service and Years of Service while an Eligible Employee (of the Company) will be recognized for purposes of determining whether a Participant has completed the 1,000 hours required to receive an allocation of the Employer Contribution under Section 6.1. Similarly, Compensation used for benefit accrual purposes shall be limited to that paid while an Eligible Employee of the Company. However, all of a Participant's Years of Service with all Employers shall be counted for purposes of determining a Participant's Years of Service under Section 6.1-3(a) (relating to the benefit tiers under the Plan's allocation formula). Finally, employees of any Employer other than the Company on December 31 shall not be considered employed by the Company for purposes of accruing a benefit under this Plan for the applicable Plan Year.

          4.4-3 No Account Balance Transfer. As a transfer of employment to another member of the Nordstrom, Inc. controlled group, a Participant's transfer of employment from the Company to another Employer does not entitle the Participant to a distribution of his or her account balance. Instead, the vested account balances of transferring Participants will remain in the Plan until the Employer Contribution is allocated to Participants' accounts, at which time the Administrator, in its discretion, may transfer the vested accounts of all similarly situated Participants to any plan of another Employer, provided the Plan Administrator for the other plan agrees to maintain such Participants' Plan accounts. Any remaining non-vested amounts would remain in the Plan subject to the Plan's vesting schedule and be available for transfer at the end of each Plan Year. The Administrator may make additional transfers as it determines in its discretion are appropriate for the reasonable administration of the Plan, provided such transfers are accepted by the transferee plan and further provided that such transferee plan administrator agrees to preserve any protected benefit to the extent required by the Code or ERISA.


ARTICLE V.  COMPANY CONTRIBUTIONS

     5.1 Company Contributions. For each Plan Year, the Company will contribute to the Plan a discretionary contribution determined each year by the Board of Directors pursuant to 5.2, which shall be termed the "Company's Contribution."

     5.2 Amount of Company Contributions. In determining the Company Contribution (if any) the Company shall be entitled to rely upon reasonable estimates of its net profit and other factors affecting its contribution, including business needs and prospects. The Company's determination of such contributions (if any) shall be binding on Participants, the Employers, and the Trustee. Such determination shall be final and conclusive and shall not be subject to change as a result of subsequent audit by the IRS or as a result of any subsequent adjustment of the Company's records. The Trustee shall have no right or duty to inquire into the amount of the Company Contributions or the method used in determining the amount of the Company Contributions, but shall be accountable only for funds actually received by the Trustee.

     5.3 Time of Payment of Contributions. The Company shall pay to the Trustee Company Contributions for each Plan Year within the time prescribed by law, including extension of time for filing the Company's federal income tax return for the fiscal year in which such Plan Year ends. On or about the date of the payment, the Administrator shall be advised of the amount of the payment upon which the allocation shall be calculated.

     5.4 No Participant Contributions. No Participant may contribute to the profit-sharing feature of the Plan. Participants in the Nordstrom Direct, Inc. 401(k) Plan may contribute elective deferrals to the Plan under the provisions of that Plan feature.

     5.5 Plan Qualification. Notwithstanding any provisions in this Plan to the contrary, contributions to this Plan are made upon the condition precedent that this amended and restated Plan must be approved and qualified as meeting the requirements of Code Section 401(a). Accordingly, the Company reserves the right to amend this Plan, retroactively or otherwise, as may be required in order to obtain approval of the Plan from the Internal Revenue Service. If the amended Plan does not receive a favorable determination from the Internal Revenue Service and is thereafter terminated, all contributions made by the Company and earnings thereon made after the effective date of this restatement shall be recovered by the Company, provided that they are returned to the Company within one (1) year after the date of denial of qualification of the Plan. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan before the Internal Revenue Service determines that the Plan qualifies under Section 401(a) of the Code.

     5.6  Return of Mistaken and Nondeductible Contributions.

          5.6-1 Mistake of Fact. In the event that the Company shall make an excessive contribution due to a mistake of fact, then pursuant to Section 403(c)(2)(A) of the Act, the Company may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and Trustee shall return that amount to the Company within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.

          5.6-2 Disallowed Deduction. Company Contributions are made on the condition that such contributions are deductible under Section 401(a) and
Section 404(a)(3) of the Code. In the event that a deduction for any Company Contribution is disallowed and found by the Internal Revenue

Service, or any other regulatory agency, not to be deductible, the Company may recover all or any portion of such contribution, provided it is returned to the Company within one (1) year after the denial of the deduction.

          5.6-3 No Participant Interest. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan that may be returned pursuant to 5.6.

     5.7 Investment of Company Contributions. All Company Contributions and investment earnings, gains or losses thereon, credited to a Participant's account shall be invested and reinvested in one (1) or a combination of investment funds to be established by the Trustee. The investment funds may be changed from time to time with the advice and approval of the Administrative or Retirement Committee, and without the consent of any Participant.


ARTICLE VI.  ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST FUND

     6.1  Allocation of Contributions and Forfeitures.

          6.1-1 Participant Accounts. The Company, or its delegated third party administrative service provider, under the supervision of the Administrative or Retirement Committee, shall keep such separate accounts for each Participant as may be necessary to administer the Plan properly and to accurately reflect the value of the account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or units or both, as determined appropriate by the Administrative or Retirement Committee so that there may be determined as of any Valuation Date the (a) current value of the Participant's account in the Trust Fund and (b) adjustments from the previous Valuation Date that have produced such value. The Company, or its delegate, shall furnish each Participant a statement showing contributions to date, account balances and vested interests. Such statement shall be furnished no less frequently than annually.

          6.1-2 Valuation Changes. Each Participant's account shall be adjusted to reflect net income, gain or loss, since the previous Valuation Date, as provided in 6.2. For this purpose, Participant accounts are determined on a cash basis, not an accrual basis. Any appreciation or depreciation in the value of a Participant's account will apply only to amounts actually invested under that Participant's account. Notwithstanding their inclusion in the Participant's accrued benefit, accrued contributions or withdrawals shall not be considered for purposes of determining the investment gain or loss within a Participant's account.

          6.1-3 Allocation of Employer Contributions. The Company Contribution for each Plan Year shall be allocated as of the Anniversary Date among those Participants who have completed one thousand (1,000) Hours of Service for the Company in the Payroll Year ending with or within the Plan Year and who also either (i) are employed as an Eligible Employee on the Anniversary Date, or (ii) have terminated during the Plan Year due to death, Disability or Retirement and qualify under 6.1-4. Such contributions, while allocable to Participants as described in this section, shall be credited to a Participant's account only when actually received by the Trustee. Such contributions shall be allocated to an eligible Participant's account based on such Participant's Compensation and Years of Service as follows:

               (a) Step One: Determine Hypothetical Allocation. The Administrator, or its delegated third party administrative service provider, shall first determine the total Company Contribution necessary to fund a hypothetical contribution allocation for each Participant who is eligible to receive a profit-sharing contribution, based on the Participant's Years of Service and Compensation, according to the following table ("Table 6.1-3(a)"):


          Years of Service                  Contribution as a Percentage
                                                    Of Compensation
          ----------------                  ----------------------------
               1 or 2                                      1%
               3 or 4                                      2%
              5 or more                                    3%

The amount necessary to fund such contribution shall be known for purposes of this 6.1-3 as the "Hypothetical Allocation Contribution." For this purpose, Years of Service include service with any Employer, pursuant to 4.4-2.

               (b) Step Two: Determine Adjustment to Hypothetical Allocation. After performing this hypothetical allocation under 6.1-3(a), the actual Company Contribution for the Plan Year (as declared by the Board under 5.2) shall be divided by the Hypothetical Allocation Contribution (determined in (a) above), to determine a ratio that, for purposes of this 6.1-3, shall be known as the "Adjustment Factor."

               (c) Step Three: Determine Participant Contribution Allocation. The Participant's profit sharing allocation for the Plan year shall be determined under this 6.1-3 by first multiplying the Participant's Compensation by the Contribution Percentage in Table 6.1-3(a) (based on his or her Years of Service) and then multiplying this result by the Adjustment Factor determined in 6.1-3(b).

          6.1-4 Mid-year Terminations. A Participant whose mid-year termination is on account of death, Disability or Retirement, who accumulated one thousand (1,000) or more Hours of Service (with the Company) in such year prior to such termination, and whose entire account (under this Plan and the Nordstrom Direct, Inc. 401(k) Plan) remains undistributed as of the last day of the Plan Year of termination, shall share in the Company Contribution allocation for that year. Any other Participant whose employment with the Employer terminates during a Plan Year, and any year-end active Participant who fails to complete one thousand (1,000) Hours of Service with the

Company during the Payroll Year shall not share in the Company Contribution or forfeiture allocation for that year, unless required by 12.3 if the Plan is "top heavy."

     6.2 Valuation and Allocation of Trust Fund. The Trust Fund shall be valued and allocated on each Valuation Date. As of the close of trading on each Valuation Date, the fair market value of each Participant's account shall be determined as follows:

          FIRST, credit or charge, as appropriate, to the proper accounts all contributions, transfers, payments, fees, forfeitures, withdrawals or other distributions made to or from such accounts since the last Valuation Date and that have not been previously credited or charged.

          SECOND, credit or charge, as applicable, each account with its share of the appreciation or depreciation in the fair market value of the investments held in each account since the previous Valuation Date. Such appreciation or depreciation will reflect investment income, unrealized gains and losses, other investment transactions and expenses paid from the Plan Assets and other charges properly payable by the Plan in accordance with 17.8.

     6.3 Allocation Does Not Vest Rights. The fact that an allocation is made and credited to the account of a Participant does not vest in the Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

     6.4  Limitation on Annual Additions.

          6.4-1  Defined Contribution Plans.

               (a) Annual Maximum for All DC Plans. Notwithstanding any provisions of this Plan to the contrary, when taking into consideration all defined contribution Plans maintained by the Employers, the maximum "annual addition" that may be contributed or allocated to a Participant's account or accounts for any limitation year may not exceed the lesser of (1) $40,000 or
(2) one hundred percent (100%) of the Participant's Compensation. The $40,000 "dollar limitation" shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury.

               (b) Annual Addition. With respect to each Participant, "annual addition" means the sum for the Plan Year of (1) Employer contributions, (2) for years beginning after December 31, 1986, the amount of the Participant's voluntary contributions determined without regard to any rollover contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account of a pension or annuity plan, as described in Section 415(1)(2) of the Code, and (5) contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code or under a welfare benefit fund maintained by the Employer, as defined in
Section 419(e) of the Code.

          6.4-2 Combined Employers. For purposes of applying the limitations under 6.4, all members of a controlled group of corporations (as defined by Internal Revenue Code Section 414(b) but modified by Code Section 415(h)) or of an affiliated service group (as defined by Internal Revenue Code Section 414(m)) of which the Company is a member, and all employers which are under common control with the Company (as defined by Internal Revenue Code Section 414(c) but modified by Internal Revenue Code Section 415(h), and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o), will be considered a single employer.

          6.4-3 Compensation for 6.4. For the sole purpose of determining the contribution limitation under 6.4, an Employee's Compensation for a limitation year shall be defined to include earned income, wages, salaries and fees for professional services and other amounts paid or includible in gross income for the limitation year for personal services actually rendered in the course of employment with any Employer (including, but not limited to, commissions paid for sales, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), excluding the following
(a) and (b), but including (c), as applicable:

               (a) Deferred Compensation. Contributions to a qualified or nonqualified plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (b) Stock Benefits. Amounts realized from the exercise of a nonqualified stock option; or when restricted stock (or property) held by the Employee either becomes freely transferable or no longer is subject to a substantial risk of forfeiture; or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

               (c) Certain Other Benefits. A Participant's compensation for purposes of this 6.4 shall include (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amounts contributed by the Employer at the election of the Employee which are not includible in the gross taxable income of the Employee by reason of Code Section 125 or 132(f)(4).

     6.5 Allocation of Excess Additions. If an allocation would have been made to a Participant's account, but for Section 6.4, then any such excess shall be disposed of in the following manner:
          6.5-1 Excess Attributable to Elective Deferrals. If the excess is attributable to amounts contributed by the employee as elective deferrals under the Nordstrom Direct, Inc. 401(k) Plan, then any deferrals, and any income attributable thereto, to the extent they would reduce the excess amount, shall be returned to the Participant.

          6.5-2 Remainder to Suspense Account. Any excess addition that is not attributable to elective deferrals and remaining after the application of 6.5-1, shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied under the Plan. In the event of termination of the Plan, the suspense account shall revert to the Company to the extent that it may not then be allocated to any Participants' accounts.

          6.5-3 Multiple DC Accounts. In the event that the Employers maintain two (2) or more defined contribution plans and the total annual additions to all plans exceed the limitation contained in 6.4 above, the provisions of 6.4 shall be applied to all profit sharing plans to the extent necessary to comply with 6.4.

          6.5-4 Code Section 415. The intent of 6.4 and 6.5 is to set forth the basic rule implementing Code section 415 so that, for each Plan Year, the Plan satisfies the contribution limitations of the Code and applicable regulations. The provisions of 6.4 and 6.5 shall be applied in a manner consistent with the Code and regulation provisions of section 415, which are incorporated by this reference.

     6.6 Military Leave Obligations. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

          6.6-1 Returning Participant with Re-Employment Rights. The Company shall make Company Contributions for a Participant who, immediately following a period of qualified military service, returns to employment with the Company with reemployment rights protected by law. Such contribution shall be made for the period of the Participant's qualified military service, based on a rate derived from the amount of contribution made to the Plan for each Plan Year in such period, and on the Compensation for the Participant (as determined in 6.6-2).

          6.6-2 Compensation. Compensation for purposes of contributions under 6.6-1 shall be the amount described in 2.7 that the Participant would have received from the Company during the period of qualified military service if employment had continued. Such amount shall be based on the rate of pay the Participant would have received in such period or, if such rate was not reasonably certain, the Participant's average pay rate during the 12-month period of employment preceding the period of qualified military service or the entire period of employment if less than 12 months.

          6.6-3 Limitations. Contributions provided under 6.6-1 shall be subject to the limits provided in Article VI based on the Plan Years within the period of qualified military service to which the contributions relate in accordance with applicable law and regulations.


ARTICLE VII.  VESTING OF BENEFITS

     7.1 Vested Interest. A Participant shall be immediately 100 percent vested in Company Contributions contributed to his or her account.

     7.2  Service After Separation.

          7.2-1  Service After a Break.

               (a) Account Before the Break. Years of Service after five consecutive one-year Breaks in Service shall not increase the Participant's vested interest in his or her account before such Breaks in Service.

               (b) Account After the Break. No service prior to a Break in Service will be taken into account in determining a Participant's vested interest in his or her account after the Break in Service until the Participant has completed one Year of Service after such break.

                    (1) General Crediting Rule. Upon completing a Year of Service after reemployment, the Participant shall be credited with all Years of Service, including Years of Service prior to the Break in Service which have not been forfeited under (b)(2) below, in determining such Participant's vested interest in that portion of the Participant's account balance attributable to contributions, earnings and losses after the Break in Service.

                    (2) Exclusion of Forfeited Service. This provision applies to a Participant who experiences a Break in Service prior to acquiring a nonforfeitable interest under the Plan, and who subsequently is reemployed by an Employer. If the Participant's number of consecutive one (1) year Breaks in Service equals or exceeds the greater of (a) five (5), or (b) the aggregate number of his of her Years of Service, whether or not consecutive, completed prior to such Break in Service (other than Years of Service which may be disregarded on account of a prior Break in Service,) Years of Service before the Break in Service shall not be counted for the purpose of determining the vested percentage of the Participant's account balance derived from Employer contributions to the Plan on the Participant's behalf after such Break in Service.

          7.2-2 Return to Service Before a Break. If a Participant is separated from the service of Company and subsequently returns to the service of Company without having incurred a Break in Service, those Years of Service prior to a Participant's separation from service shall be credited on behalf of the Participant in determining the Participant's vested interest under the Plan.

          7.2-3 Prior Plan Forfeitures and Exclusions. Notwithstanding anything to the contrary in this Article VII, Years of Service permitted to be disregarded under the terms of a prior version of the Plan while then in effect, shall continue to be disregarded under the terms of this Plan.

     7.3 Time of Forfeiture. The forfeited portion of a Participant's account shall be allocated as of the December 31 valuation date next following the date of termination, as provided in 6.2.

     7.4 Maternity/Paternity/Family Absences. If a Participant is absent from the employ of the Employer due to a "qualified family absence" then the Participant will be credited with certain Hours of Service on account of such absence. The term "qualified family absence" shall mean absence (a) by reason of a Participant's pregnancy, (b) by reason of the birth of a child to the Participant, (c) by reason of the placement of a child for adoption by the Participant, (d) for purposes of caring for a child during a period immediately following the birth or placement by adoption of that child, or (e) by reason of circumstances which qualify as family leave under the Family and Medical Leave Act of 1993 (PL 103-3) and the regulations thereunder. All absences on account of a single child shall be aggregated and treated as a single absence. The Participant shall be credited with the number of Hours of Service equal to the Hours of Service that the Participant would have been credited on account of the normal work schedule of such Participant prior to the absence, but in no event will Participant be credited with more than five hundred one (501) hours on account of a single absence. In the event that a Participant's normal working schedule is unknown or cannot be determined, Participant shall be credited with eight (8) Hours of Service for each regular working day.

          7.4-1 Hours of Service. Hours of Service on account of a qualified absence shall be credited to the Participant during the Plan Year in which the absence begins if necessary to prevent a Break in Service, or if such hours are not necessary to prevent a Break in Service, such hours shall be credited to the Participant in the next succeeding Plan Year.

          7.4-2 Uniform Rules. The Plan Administrator shall adopt uniform and reasonable rules for verification of the purpose of absences as well as determination of the number of days for which there was such an absence. Failure of a Participant to submit appropriate documentation in a timely manner pursuant to such rules will result in no credit being given for the period of the absence.


ARTICLE VIII.  ELIGIBILITY TO RECEIVE BENEFITS

     8.1 Normal Retirement Benefits. A Participant shall be eligible for normal retirement benefits upon attaining the Normal Retirement Date (age 60). A Participant who continues employment beyond the Normal Retirement Date will continue as a Participant hereunder. A Participant shall be one-hundred percent (100%) vested in his or her account upon reaching the Normal Retirement Date. Distribution of benefits on retirement at or after the Normal Retirement Date shall be made in accordance with the provisions of
Article IX. Any Participant who continues to work for an Employer after the Normal Retirement Date may, pursuant to 9.3, direct the Administrator to defer distribution of the Participant's account until after the Participant's actual termination of employment.

     8.2 Disability Benefits. Upon a Participant's Disability, prior to his or her Normal Retirement Date or other termination of employment, the Participant shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant's Disability by the Administrator. All amounts credited to a Participant's account shall become fully vested upon the Participant's Disability prior to his or her Normal Retirement Date or other termination of employment. Distribution of benefits on account of Disability shall be made in accordance with the provisions of Article IX.

     8.3 Death Benefits. Upon a Participant's death before his or her Normal Retirement Date, or other termination of employment, the Participant's beneficiary shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant's death by the Administrator. Distribution of benefits on account of a Participant's death shall be made to the surviving beneficiary or beneficiaries designated by Participant or determined as provided herein, in accordance with the provisions of Article IX.

          8.3-1 Designation of Beneficiary. At the time of hire an Employee may designate a beneficiary to receive death benefits. Such designation shall be a signed writing. Any such beneficiary designation may be revoked or changed by a subsequent signed writing. If the Participant is married and the designated beneficiary is not the Participant's spouse, the spouse must consent to the designation by a signed writing notarized, or witnessed by a representative of the Plan. No beneficiary designation or revocation or change thereof shall be effective until such writing is furnished to the Administrator or its agent. The revocation of a beneficiary designation shall not require the consent of any beneficiary. Any designation filed on a later date shall be deemed to entirely revoke any designation filed on an earlier date unless otherwise expressly stated in the later designation.

          8.3-2 Effect of Divorce. If a Participant and his or her named beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary spouse as of the date of such dissolution unless the death benefit rights of such former spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant's subsequent written designation. However, distribution of a deceased Participant's account in accordance with his or her latest beneficiary designation filed with the Administrator shall completely discharge the Company, the Administrator and the Trustee, and they shall have no duty to inquire into, or act on any information concerning, whether a Participant's marriage has been dissolved and his or her beneficiary designation thereby revoked as to his or her spouse.

          8.3-3 Alternate Payee. For purposes of this 8.3, an alternate payee named in a qualified domestic relations order shall be treated as a Participant.

          8.3-4 Deemed Beneficiary. If no designation has been made, or if the designee has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

            (a)  first, to his widow or her widower, as the case may be;

            (b)  next, to his or her children, in equal shares;

            (c)  next, to his or her parents, in equal shares;

            (d)  next, to his or her brothers and sisters, in equal shares; or

            (e)  next, to his or her estate.

         8.3-5 Surviving Beneficiary. For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant's death.

     8.4 Benefits on Severance from Service. Upon the termination of a Participant's employment prior to his or her death, Disability or Retirement, the Participant shall be entitled to distribution of his or her benefits hereunder, which shall consist of his or her vested interest in his or her account. Distribution of benefits on account of a Participant's severance from service as provided herein shall be made to the Participant in accordance with the provisions of Article IX.

     8.5 Accelerated Benefit Option. A terminally ill Participant, as defined herein, shall be entitled to an early distribution of a portion of his or her benefits prior to termination of employment upon written notification to the Administrator and verification of the Participant's terminal illness by the Administrator. The Participant entitled to receive a distribution pursuant to this accelerated benefit option may receive a distribution of any contributions (and earnings thereon) which have been held by the Plan for at least twenty-four (24) months. Distribution of benefits on account of terminal illness shall be made in accordance with the provisions of 9.6 as an in-service withdrawal, but without the requirement that the Participant have attained his or her Normal Retirement Date. A Participant shall be deemed to be terminally ill when, by reason of a medically determinable physical condition, the Participant's life expectancy is less than thirty-six (36) months. Participant's terminally ill condition and probable life expectancy must be certified by a physician acceptable to both the Participant and the Administrator.

ARTICLE IX.  METHOD OF PAYMENT OF BENEFITS

     9.1     Distribution of Benefits.

          9.1-1     Lump Sum Payment. Upon the occurrence of any of the events specified in Article VIII requiring a distribution of benefits to a Participant or his or her beneficiary, the Administrator shall instruct the Trustee to distribute benefits, determined in accordance with 9.2, below, in a single lump sum payment (but in no event shall a lump sum distribution on account of Participant's separation from service be made without the consent of such Participant (and Participant's spouse, if married) if the present value of Participant's Employer-derived accrued benefit exceeds $5,000). Consent of both the Participant and his or her spouse shall be written and in the case of the spouse either notarized or witnessed by a plan representative.

          9.1-2     Consent to Distribution. The consent of the Participant
and the Participant's spouse shall be obtained in writing within the ninety
(90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is permitted to be made without consent (under 9.1-1) or required to be made to satisfy Sections 401(a)(9) or 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

          9.1-3     Immediately Distributable.  An account balance is
immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased), age sixty-two (62) or reaches the Normal Retirement Date, if later.

          9.1-4     Scope and Revocation of Consent.  Any consent by a spouse
obtained under this provision (or establishment that the consent of a spouse may not be obtained by means of proof to the satisfaction of the Administrator that there is no spouse or that the spouse cannot be located) shall be effective only with respect to such spouse and no subsequent spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

     9.2 Valuation of Account. The benefit payable to a Participant or his or her beneficiary in accordance with Article VIII shall be determined as of the Valuation Date immediately preceding the date of distribution. Contributions allocated to a Participant under 6.1-3, but which have not yet been deposited to the Participant's account as of the date of distribution, shall not be payable to such Participant until such contributions have actually been deposited.

     9.3     Time of Distribution.

          9.3-1     General Rule.  Subject to the consent requirements of 9.1, the benefit payable to a Participant or beneficiary shall be made as soon as administratively practicable following the occurrence of a distribution event described in Article VIII and, if applicable, such Participant's request and consent to such distribution..

          9.3-2     Statutory Deadlines.  Unless the Participant otherwise
elects in writing, payments hereunder must begin not later than sixty (60) days after (a) or (b):

               (a) The end of the Plan Year in which the Participant (1) attains age sixty (60), (2) reaches the tenth anniversary of the date he or she commenced participation in the Plan, or (3) terminates employment, whichever of (1), (2) or (3) is latest; or

               (b) If the Trustee or Administrator requires information which is not available before the latest date under (a), the payments shall begin no later than sixty (60) days after that information is supplied.

          9.3-3     Election to Defer Payment.

               (a) Written Election. A Participant may elect in writing that a payment to him or her of any benefit under this Plan will commence at a date later than the date specified under 9.3-1 and 9.3-2 above. Any such election shall be signed by the Participant and shall state the date payments are to commence. In any event, a Participant making such election shall be required to commence the receipt of his or her retirement benefit no later than the Participant's required beginning date under Article X.

               (b) Deemed Election. Notwithstanding the foregoing, the failure of a Participant and a spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of 9.1-3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     9.4 Form of Payment. Any payment shall be made in cash, securities or other property as the Administrator may determine in its sole and absolute discretion.

     9.5 Qualified Domestic Relations Orders. Subject to the procedures established by the Administrator under 13.3, benefits may be paid from the nonforfeitable balance of a Participant's accounts in accordance with a qualified domestic relations order ("QDRO") as defined in Section 414(p) of the Code without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code.

     9.6 In-service Withdrawals After Normal Retirement Date. After reaching the normal retirement date, a Participant who remains an active Participant may elect limited in-service withdrawals, in cash, as provided herein in lieu of a lump sum distribution. No withdrawal of less than $5,000 (or the balance of the account, if less) may be made. No more than four (4) in-service withdrawals may be made, and the fourth in-service withdrawal shall be for no less than the entire remaining balance of the Participant's account. In-service withdrawals shall be subject to the consent requirements of 9.1. In-service withdrawals shall be subject to a reasonable administrative fee. For purposes of withdrawals under this section, a Participant's account shall be valued as of the Valuation Date immediately preceding the date of withdrawal.

     9.7     Rollovers.

          9.7-1     Direct Rollover Transfer Election.  Notwithstanding any
provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          9.7-2     Definitions.  For purposes of this section, certain terms
shall be defined as follows:

               (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and hardship withdrawals.

               (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, or a deferred compensation plan described in Section 457(b) of the Code that is maintained by a state or local governmental employer, which accepts the distributee's eligible rollover distribution.

               (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     9.8 Forfeiture of Unclaimed Benefits. If at, after, or during the time when a benefit is payable to any Participant or beneficiary, the Administrator, upon request of the Trustee or at its own instance, mails by registered or certified mail to the beneficiary at his or her last known address, a written demand for his or her then address, or for satisfactory evidence of his or her continued life, or both, and, if the beneficiary fails to furnish the information to the Administrator within one (1) year from the mailing of the demand, then the benefit shall be forfeited and allocated among other Participants; provided, however, that such benefit will be reinstated if a claim is made by the Participant or beneficiary. Any forfeiture arising hereunder shall be allocated to the remaining Participants in the same manner as Employer contributions.


ARTICLE X.  LIMITATION ON DISTRIBUTIONS

     10.1 Minimum Distribution Requirements. Notwithstanding anything to the contrary contained herein, all distributions required under Article VIII and IX shall be determined and made in accordance with Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

     10.2     Distribution Requirements.

          10.2-1     Required Beginning Date.  The entire interest of a
Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

          10.2-2     Calculations.     With respect to distributions under the
Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     10.3     Required Beginning Date.

          10.3-1     Permissive Rule.  Participants who remain Employees, and
who are not five percent (5%) owners (described in 10.3-3), may elect to continue to treat their required beginning date as the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

          10.3-2     Mandatory Rule.  The required beginning date of a
Participant who attains age seventy and one-half (70 1/2) after December 31, 1996, shall be determined in accordance with (1) or (2) below:

               (a) Non Five Percent (5%) Owners. The required beginning date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the calendar year in which the Participant has both retired and attained age seventy and one-half (70 1/2).

               (b) Five Percent (5%) Owner. The required beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (1) the calendar year in which the Participant attains age seventy and one-half (70 1/2), or

                    (2) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five percent (5%) owner, or the calendar year in which the Participant retires.

          10.3-3     Five Percent (5%) Owner.

               (a) Defined. A Participant is treated as a five percent (5%) owner for purposes of this section if such Participant is a five percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent plan year.

               (b) Continued Distribution. Once distributions have begun to a five percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

ARTICLE XI.  TOP HEAVY PLANS

     11.1 Effect of Top Heavy Plan Status. In the event that the Plan is determined to be a "top heavy plan" as defined in 11.2, the Plan shall comply with the provisions of 11.3 and 11.4, hereunder, in addition to meeting the requirements set forth elsewhere in this Plan.

     11.2 Top Heavy Definitions. The determination of top heavy status will be made with regard to the following defined terms:

          11.2-1     Determination Date.  The last day of the preceding Plan
Year, or, in the case of the first Plan Year, the last day of that Plan Year.

          11.2-2     Key Employee.  An Employee (including a deceased Employee
or a beneficiary of such Employee) who at any time during the Plan Year which includes the determination date is any of the following (a), (b), or (c):

               (a) Officer. An officer of the Company (as that term is defined within the meaning of the regulations under Code Section 416) whose annual compensation from an Employer is in excess of $130,000 (adjusted in accordance with Code Section 415(d)). No more than fifty (50) employees (or, if lesser, the greater of three (3) or ten percent (10%) of the employees) shall be treated as officers.

               (b) Five Percent (5%) Owner. A "five percent (5%) owner" of the Company. "Five percent (5%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

               (c) One Percent (1%) Owner. A "one percent (1%) owner" of the Company having an annual compensation from the Employers of more than $150,000. "One percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has annual compensation of more than $150,000, annual compensation from each employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account.

               (d)     Determining Ownership.

                    (1) Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

                    (2) Allocation of Ownership. For purposes of applying the ownership attribution rules of Code Section 318 in determining Key Employee status, subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)," and if the entity is not a corporation in accordance with Regulations promulgated by the Secretary of the Treasury based upon the principles of Section 318(a), as herein revised.

               (e) Annual Compensation. For purposes of this Article XI, the term annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employers pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Code.

          11.2-3     Non-Key Employee.  Any Employee who does not meet the
definition of a Key Employee pursuant to 11.2-2 above, is a Non-Key Employee.

          11.2-4     Top Heavy Plan.  This Plan will be a top heavy plan if,
with respect to the applicable Plan Year, as of the determination date for that year the Plan has a top heavy percentage which exceeds sixty percent (60%).

               (a) "Top heavy percentage" shall be that percentage which equals a fraction,

                    (1) The numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date, contributions for all Key Employees which are due but unpaid as of the determination date, and distributions made to Key Employees during the one-year period ending on the determination date, and

                    (2) The denominator of which is the sum of the present value of accrued benefits for all Employees as of the determination date, total contributions for all Participants due but unpaid as of the determination date, and total distributions made to Participants during the one-year period ending on the determination date. However, for purposes of
(1) and (2), "five-year" shall be substituted for "one-year" for any distributions made for a reason other than separation from service, death or disability.

               (b) Related Rules. For purposes of calculating the top heavy percentage under 11.2-4(a):

                    (1) Accrued Benefit. The present value of a Participant's accrued benefit shall include: (A) in the case of a defined contribution plan, that Participant's account balance; (B) in the case of a defined benefit plan, the present value of the accrued benefits of such individual determined as of the most recent valuation date which is within the twelve (12) month period ending on the determination date; (C) the accrued benefit attributable to nondeductible employee contributions; and (D) the accrued benefit of a participant other than a Key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                    (2) Distribution. In considering distributions during the one- year period ending on the determination date: (A) all distributions, including distributions from terminated plans which would have been required to be aggregated had they not been terminated, must be considered; and (B) no benefit attributable to deductible contributions, or to amounts rolled over or transferred to this Plan from the plan of another employer shall be considered in determining a Participant's accrued benefit.

                    (3)     Exclusions.  The following exclusions shall apply:
(A) contributions, accrued benefits, and distributions on behalf of a Non-Key Employee who was formerly a Key Employee shall be disregarded in determining the top heavy percentage; and (B) if a Participant or former Participant has not provided services to any Employer maintaining the Plan, at any time during the one-year period ending on the determination date, the accrued benefit for such Participant shall not be taken into account in determining top heavy plan status.

               (c) Aggregation With Other Plans. If the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or
(m) maintains other qualified plans (including simplified employee pension plans), a plan is a top heavy plan only to the extent that the combined top heavy percentage for the plan and all aggregated plans exceeds sixty percent (60%). For the purpose of making this determination:

                    (1) Mandatory Aggregation. All qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m) which include one (1) or more Key Employees as Participants, and all qualified plans which must be considered in order for a plan including Key Employee Participants to meet the requirements of Code Sections 401(a)(4) or 410 must be aggregated, and

                    (2) Permitted Aggregation. Additional qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m), if such plans, when aggregated with this Plan, satisfy the requirements of Code Sections 401(a)(4) and 410, may be aggregated.

                    (3) Determination Date. Where multiple plans with differing determination dates are to be aggregated for the determination of top heavy status, the top heavy percentage shall be calculated by reference to determination dates for all plans falling within the same calendar year.

     11.3     Minimum Top Heavy Employer Contributions to Top Heavy Plans.

          11.3-1     Minimum Top Heavy Contribution.

               (a) General Rule. Except as provided in 11.3-1(b) below, for each Plan Year that this Plan is determined to be a top heavy plan, a Participant who is a Non-Key Employee shall have allocated to his or her account (in either this Plan or another defined contribution plan maintained by an Employer) a contribution equal to the product of that Participant's Compensation, as defined in 2.7, and the minimum top heavy contribution rate. The minimum top heavy allocation, if any, shall not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D). Matching contributions made on the Participant's behalf to an Employer-sponsored 401(k) plan shall count towards the minimum top-heavy contribution.

               (b) Minimum Top Heavy Contribution Rate. The minimum top heavy contribution rate for a Participant who is a Non-Key Employee shall equal the lesser of three percent (3%) of such Non-Key Employee's compensation or the highest contribution rate made to the account of a Key Employee, provided that the contribution rate shall not be less than three percent (3%) if this Plan is required to be aggregated with a defined benefit plan in order for that plan to meet the requirements of Code Sections 401(a) and 410. The term "contribution rate" shall mean the percentage derived by dividing a numerator which is the sum of Employer contributions (including amounts deferred at the Employee's election to a Plan described by Section 401(k) of the Code but excluding contributions to Social Security) and forfeitures allocated to a Participant's account, by a denominator equal to the Participant's Compensation. All qualified defined contribution plans of the Employer or of entities affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m) shall be aggregated in the determination of the contribution rate. For the purposes of 11.3, the term "Non-Key Employee participant" shall include all Non-Key Employees who have become Participants but who have failed to complete one thousand (1,000) Hours of Service during the Plan Year and those Non-Key Employees who would be eligible to participate in the Plan except that their compensation does not exceed a specified minimum level or they have failed to make a mandatory employee contribution or an elective contribution to a plan described in Section 401(k) of the Code.

          11.3-2     Minimum Top Heavy Contributions and/or Benefits in
Multiple Plans. In the event that a Non-Key Employee participates in both this Plan and a defined benefit plan, it shall not be necessary to provide such Non-Key Employee with both a minimum top heavy contribution under this Plan (and other defined contribution plans) and a minimum top heavy benefit under the defined benefit plan. The minimum top heavy contribution and minimum top heavy benefit requirements with respect to all such Plans shall be deemed satisfied if such Non-Key Employee is provided with the minimum top heavy benefit under the defined benefit plan.

          11.3-3 Make-up Contribution. If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum top heavy contribution required, the Employer will increase its contribution for such Employee to the extent necessary to cause the Employee's contribution rate for the Plan Year to equal the required minimum top heavy contribution. The Employer will cause this make-up contribution to be made from the Employer's net profits.

     11.4 Minimum Vesting in Top Heavy Plans. In the event that this Plan shall be determined to be a top heavy plan pursuant to 11.2, above, vesting with respect to Company Contributions made after the Plan becomes top-heavy shall occur at least as rapidly as under the following schedule:

             Years of Service               Vested or Nonforfeitable
              With Employer                         Percentage
             ----------------               ------------------------
                    1                                    0
                    2                                   20
                    3                                   40
                    4                                   60
                    5                                   80
                    6                                  100

          If in any subsequent Plan Year the Plan ceases to be a top heavy plan, the Plan shall revert to the vesting schedule in effect before this Plan became a top heavy plan, unless the Company amends the Plan to continue the top heavy vesting schedule. However, any accrued benefit that vested before a change in the vesting schedule shall remain nonforfeitable.


ARTICLE XII.  PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN

     12.1 Plan Sponsor. The Company is the Plan sponsor for purposes of the Act and designates in 12.1-1 to 12.1-6 below how Plan powers and duties shall be performed.

          12.1-1 Company Powers and Duties. The Company shall have the powers and duties set forth in the following (a)-(e):

               (a) Plan and Trust Documents. To make all Plan and Trust documents needed or desired to establish and operate the Plan and the separate Trust Fund, subject to the direction of the Board, or the Vice President of Human Resources, as applicable.

               (b) Plan Administration. To perform all duties as Plan Administrator under 12.1-4, Article III and elsewhere provided in the Plan and Trust documents.

               (c) Service Providers. To make and monitor the performance of all agreements with any third party administrative service provider for the Plan and Trust acting as accountant, actuary, asset custodian, attorney, auditor, contract administrator, recordkeeper or in any other administrative capacity.

               (d) Plan Changes. To recommend to the Board or Vice President of Human Resources any changes in Plan or Trust terms which the Company deems appropriate.

               (e) Other. To take any action deemed necessary or desirable to cause the Plan and Trust to be operated according to the Plan and Trust documents and applicable law.

          12.1-2     Board Powers and Duties.  Subject to the liability
limitation in (f) below, the Board of Directors of the Company ("Board") has the exclusive powers set forth in the following (a)-(e):

               (a) Plan and Trust Terms. To establish, amend or terminate the Plan and the related Trust Agreement, subject only to 12.1-3 and Article XV.

               (b) Funding Policy. To determine that an appropriate funding policy, consistent with the objectives of the Plan, the Trust Agreement and the requirements of the Act, is adopted and implemented.

               (c) Contributions. To determine the amount and manner of payment of all Company contributions to the Trust.

               (d) Indemnification. To determine the scope of any indemnification by the Company to any person or entity acting as a fiduciary or otherwise under the Plan or Trust, provide appropriate insurance and bonding coverage of any Employee of the Company acting in such capacity, and determine whether the Company shall furnish such insurance or bonding coverage to any other person or entity, all to the extent permitted by law.

               (e) Committees. To establish any Committee(s) of the Board deemed appropriate for Plan or Trust purposes.

               (f) Liability Limitation. The Board has no administrative or investment authority or functions, and no member of the Board shall be a Plan fiduciary because of such Board membership.

          12.1-3     Vice President of Human Resources Powers and Duties.
Until such time as the Board shall modify, revoke or rescind such authority, all Employer or Plan sponsor functions and responsibilities vested in the Company shall be exercised pursuant to authorization by the Vice President of Human Resources and Administration of the Company. Without specific Board approval, the Vice President of Human Resources and Administration has the powers and duties set forth in the following (a)-(d):

               (a) Technical Amendments. To amend the Plan and Trust Agreement to make technical, administrative, editorial and legal compliance changes recommended by the Employee Benefits department to comply with applicable law or to simplify or clarify the Plan.

               (b) Substantive Amendments. To take all actions necessary to implement (after approval by the Chairman or the Board) any amendments relating to Plan and Trust benefit or governance provisions.

               (c) Plan Administration. To make or terminate the power and authority of any person(s) or entity(ies) responsible for performance and administration of the Plan.

               (d) Committees. To establish, maintain or terminate the existence, membership and powers of any Committee for any Plan purpose, except any Committee established by the Board.

          12.1-4     Administrator Powers and Duties.  The Plan shall be
administered by the Company, herein called the "Administrator." The Company shall be the "Plan Administrator" for purposes of the Act Section 3(16) and the named fiduciary for purposes of Plan administration. The Administrator shall have all powers necessary to carry out the provisions of the Plan, including those set forth in Article III, but excluding those relating to the custody, management and control of Trust assets and those allocated or delegated to others.

          12.1-5     Retirement Committee.  Subject to the liability
limitation under (g), the Retirement Committee established by the Board shall have the powers and duties set forth in the following (a)-(f):

               (a) Asset Fiduciaries. To make sure that Plan assets are held, safeguarded, invested and distributed by persons or entities that agree to act as the designated "fiduciary" within the meaning of Section 3(21) and other fiduciary provisions of the Act for purposes of the applicable custodial, trusteeship, investment management or other Plan asset functions.

               (b) Investment Policy. To establish the investment policy and guidelines for investment of Plan assets.

               (c) Monitor Plan Asset Fiduciaries. To establish the policies and procedures for periodic reporting by and review of performance by asset fiduciaries, and to implement any changes which such Committee, in its discretion, deems appropriate regarding such policies, procedures or fiduciaries.

               (d) Monitor Plan Administration. To establish the policies and procedures for periodic reporting by and review of performance by the Administrator and service providers involved in Plan administration, and to implement any changes which such Committee, in its discretion, deems appropriate regarding Plan administration.

               (e) Contributions. To make sure that the Board is informed of the actuarial and legal funding needs of the Plan when the Board determines the Company's contributions to the Plan.

               (f) Claims Review. To review and decide, as a Committee or by its authorized subcommittee, all appeals of denied claims under Article XV.

               (g) Liability Limitation. The Retirement Committee has no administrative or asset responsibility or control beyond the limited oversight functions set forth above, and, subject only to applicable law, no member of such committee shall be liable for errors, omissions or breaches by any fiduciary or service provider having the actual power and authority to act.

          12.1-6     Investment Committee.  Until such time as the Retirement
Committee shall modify, revoke or rescind such authority, an Investment Committee shall be established with the following authority to act for the Retirement Committee with respect to the performance of the Plan's investment vehicles and managers:

               (a) Performance Review. To review, monitor and evaluate, at reasonable intervals, the performance of the Trustee(s), the investment managers, investment vehicles and any other appointed or delegated fiduciaries or other service providers to ensure that their performance has been in compliance with the terms of the Plan and Trust documents, the investment policy and applicable law, and satisfies the needs of the Plan, and to report all findings and recommendations to the Retirement Committee.

               (b) Investment Service Providers. Subject to approval by or procedures of the Retirement Committee, to make or terminate the power and authority of any person(s) or entity(ies) responsible to hold, control, manage or invest assets of the Trust, including (but not limited to) any Trustee, custodian, investment manager, investment performance monitor or other provider of services involving Trust assets.

     12.2 Plan Fiduciaries. The following 12.2-1 to 12.2-6 apply to any individual or entity who is a "fiduciary" under the Act Section 3 (21) with respect to Plan or Trust administration or assets:

          12.2-1     Authorization.  Authority to act as a fiduciary shall be
conferred as provided under 12.1 and accepted in writing by the designated fiduciary. Such authorization shall continue until the earliest of (a), (b) or (c), as follows:

               (a)     if the fiduciary is unable to act, or

               (b) the fiduciary is terminated pursuant to authority under this Plan, or

               (c) upon the effective date of resignation by the fiduciary, which can be no earlier than the 30th day after written notice of resignation.

          12.2-2     Qualifications of Fiduciary.  Any individual, even if an
officer, director, Employee or shareholder of the Company, and any corporation, partnership or other entity may serve as a fiduciary hereunder. All fiduciary responsibility may be vested in any single individual, group of individuals, corporation, partnership or other entity, or in any combination thereof, with liability being joint and several; or fiduciary responsibility may be divided among two (2) or more of the foregoing, with such duties and responsibilities as are provided in the authorizing designation and liability being limited solely to breach of the duties so imposed or conduct violating the Act Section 405(a).

          12.2-3     Other Fiduciaries.  The Company shall be the named
fiduciary for any other rights or duties imposed by the Act upon a "named fiduciary" which are not otherwise placed.

          12.2-4     Performance of Company Duties and Responsibilities.  The
Company shall carry out its duties and responsibilities under the Plan through its directors, officers and Employees, acting on behalf of and in the name of Company in such respective capacities and not as individual fiduciaries.

          12.2-5     Scope of Responsibility.  No fiduciary or other person or
entity responsible for any functions involving administration of the Plan or management of Trust assets shall be obligated to perform any duty or responsibility which has been allocated or delegated to another fiduciary pursuant to the Plan, the Trust Agreement or the procedures established therein.

          12.2-6     Multiple Fiduciary Capacities.  Nothing herein shall
prohibit any person or entity, or group of persons or entities, from serving in more than one (1) fiduciary capacity with respect to the Plan.

     12.3 Plan Committees. Unless otherwise provided in the specific authorization of the Committee, any Committee established under the Plan, having either overall or specifically limited responsibility of a ministerial or discretionary nature, as determined from time to time, shall be established and operated as provided below in 12.3-1 to 12.3-6:

          12.3-1     Procedure for Establishing Committee.  The party having
authority to establish the Committee shall designate by written instrument the members of the Committee and the nature of the responsibilities the Committee is to carry out under the Plan; provided, however, that if the responsibilities of the Committee are fiduciary in nature, any such members shall consent in writing to serve in such capacity.

          12.3-2     Committee Participantship.  The Committee shall be
composed of three (3) or more members who may be officers, directors or Employees of the Company.

          12.3-3     Committee Governance.  The Committee shall appoint from
its members a chair and a secretary. The Committee may take any authorized action by a majority vote, and any writing signed by a majority of such members shall have the same effect and may be relied upon to the same extent as if signed by all members.

          12.3-4     Procedures.  To the extent consistent with the provisions
of this Plan, the Committee shall have the power to adopt such rules of procedure and regulation as may be necessary for the proper execution of its duties.

          12.3-5     Vacancies.  Any member of a Committee may resign on
thirty (30) days' advance written notice, and the same may be removed from the Committee with or without cause. All Committee vacancies shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.

          12.3-6     Committee Compensation.  No member of any Committee shall
receive any compensation for services as such, except that the Company may pay a reasonable fee to any member who is not a Participant under the Plan, not to exceed the amount paid to a Director to attend a Board meeting, for such person's attendance at any meeting of the Committee. Each member of the Committee shall be reimbursed by the Company for reasonable travel and other expenses actually incurred in attending meetings of the Committee and for any other proper purpose in connection with duties as such member. No bond or other security shall be required of any member of the Committee in such capacity, except to the extent required by law.

     12.4 Limitation of Individual Liability. Subject to the Act Sections 404 and 405, any individual acting in the administration of the Plan or as a Committee member shall be protected from personal liability as provided below in 12.4-1 to 12.4-3:

          12.4-1     Plan Benefits and Expenses.  Such individual shall not be
liable personally, either individually or jointly, for any debts, obligations, undertakings or benefit payments contracted or authorized in such capacity, but such debts, obligations, undertakings and benefit payments shall be paid solely and exclusively out of assets held in the Trust Fund.

          12.4-2     Investment.  Such individual shall not be obligated to
invest or otherwise manage or control any portion of the assets held in the Trust Fund, such obligation having been delegated to third party fiduciaries pursuant to 12.1.

          12.4-3     Other Responsible Party.  Such individual shall not be
responsible for any duty or function allocated or delegated to another person or entity pursuant to procedures hereunder, except to the extent that such individual is responsible for the selection and supervision of such other person or entity.

ARTICLE XIII.  SPENDTHRIFT PROVISIONS

     13.1 Prohibition Against Assignment. The provisions of this Plan are intended as personal protection for the Participants. A Participant may not assign, anticipate or transfer any assets held for his or her benefit, including amounts credited to his or her account. The benefits under this Plan are not subject to seizure by legal process or in any way subject to the claims of the Participant's creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative.
The Plan's benefits or the Trust assets may not be considered an asset of a Participant in the event of his or her divorce, insolvency or bankruptcy.

     13.2 Effect of Assignment. Any attempt by a Participant to assign, anticipate, or transfer any assets held for his or her benefit under the terms of this Plan shall be null and void.

     13.3     QDRO Exception.  Notwithstanding 13.1 and 13.2, nothing in this
Article XIII shall prohibit the distribution of plan assets to a Participant's spouse or former spouse pursuant to a "qualified domestic relations order" ("QDRO") as that term is defined in Code Section 414(p), including any domestic relations order entered into before January 1, 1985, which Administrator determines to treat as a QDRO. The Administrator shall establish reasonable nondiscriminatory rules for determining the qualification and procedures for handling domestic relations orders, which rules shall be in writing, shall provide for prompt notification of prospective alternate payee under the order of the procedures for designating a representative to receive copies of any notifications.


ARTICLE XIV.  AMENDMENT AND TERMINATION OF PLAN

     14.1 Future of the Plan. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time.

     14.2 Company Right to Amend the Plan. The Company reserves the right, from time to time, to modify, alter or amend this Plan, as well as the Trust herein provided for, by action of the person or entity having power to amend under 12.1, subject to the following 14.2-1 to 14.2-2:

          14.2-1     Retroactive Effect.  Any amendment may have retroactive
effect to comply with legal requirements, Plan design, original intent or actual administrative practice, subject only to restrictions under 14.2-2.

          14.2-2     Restrictions.  No amendment shall be made in violation of
the following (a)-(d):

               (a) Exclusive Benefit. No amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Employees and their beneficiaries under the Trust, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the participating Employees of the Company or their beneficiaries.

               (b) No Cut Back of Accrued Benefit. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall decrease a Participant's benefit to the date of the amendment, except to the extent permitted under Code Section 412(c)(8). A Plan amendment which results in (i) or (ii) with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits: (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit.
In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

               (c) No Cut Back of Vested Benefit. No amendment shall decrease a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

               (d) Director. No amendment shall permit any director who has not been an Employee to derive any benefits under the Plan.

     14.3     Company Right To Terminate the Plan.

          14.3-1     Termination Event.  The Company may terminate this Plan
at any time, and the Plan shall in any case be considered to have terminated if the Company shall completely discontinue contributions under the Plan or if the Company shall go out of existence, unless prior to such event the Plan shall be adopted and continued by a successor.

               (a) Suspension of Contributions. The Company reserves the right to suspend contributions to this Plan at any time. A suspension is a temporary cessation of contributions and does not constitute or require a termination of the Plan. Such temporary discontinuance shall not constitute a formal termination of the Plan and shall not preclude later contributions.

               (b) Sale of Business. This Plan shall also terminate upon the dissolution, merger, or sale of all or substantially all of the assets of the Company, unless the successor to the business of the Company agrees to continue this Plan and Trust Fund by executing an appropriate supplemental agreement. If such an agreement is made the successor shall succeed to all the rights, duties and powers of the Company under this Plan and the employment of any Employee who is retained in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

               (c) Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan shall receive a benefit which is equal to the benefit he/she would have been entitled to receive immediately before the merger or consolidation as if the Plan had then terminated. However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan.

               (d) Effect of Dissolution, Bankruptcy, General Assignment. The Plan shall be deemed terminated if the Company should be dissolved or adjudicated bankrupt, or should make a general assignment its assets (but not Trust assets) for the benefit of creditors, unless a party having proper authority elects to continue the Plan.

          14.3-2     Termination Benefits and Expenses.  In the event of such
Plan termination, the rights of each retired Participant and Participant to the benefits accrued or credited to the date of such termination, to the extent then funded, shall become one hundred percent (100%) vested on such termination and shall thenceforth be nonforfeitable, and the assets in the Trust shall be used, so far as they will extend, and subject to the conditions and limitations herein contained:

               (a) Expenses. To pay all expenses and liabilities (absolute or contingent) of the Trust Fund;

               (b)     Benefits.  To pay, provide or distribute, pursuant to
Article IX, all remaining Trust Fund assets to the Participants in the proportions determined by their respective accounts.

               (c) Source of Payments. To provide for benefit distribution by payment from the Trust Fund or nontransferable annuities purchased from an insurance company, with the right to commute any benefit amount on an actuarial basis, all as determined by the Retirement Committee in the exercise of its discretion.

               (d) Reversion to Company. To pay to the Company any residual assets not allocated under Article XIV, to the extent permitted by law.

     14.4 Partial Termination. In the event of a partial termination of this Plan, 14.3 shall be considered as applying, at such time, only to those Participants with respect to whom the Plan has been terminated. All other Participants shall be unaffected by such termination to the fullest extent allowable by then current law and regulations.

     14.5 Procedure for Plan Amendment or Termination. The amendment and termination powers reserved in 12.1 and Article XIV shall be executed as follows:

          14.5-1     Board Resolution or Chairman Action.  Except as provided
in 14.5-2, the Company may amend or terminate the Plan by execution of the amendment by the Company

Chairman, or pursuant to authorization in a resolution adopted by the Board of Directors (or its Executive Committee) and delivered to the Administrator, Retirement Committee and Trustee.

          14.5-2     Vice President of Human Resources Action.  The Vice
President of Human Resources of the Company may amend the Plan to make such changes as are authorized under 12.1-3 by designating such changes in writing to the Administrator, Retirement Committee and Trustee.

          14.5-3     Proof of Amendment.  Any officer of the Company, other
than the individual who has the power to create or execute the amendment or termination document, may certify that such document has been adopted by proper authority.


ARTICLE XV.  CLAIMS AND REVIEW PROCEDURE

     15.1 Claims for Benefits and Inquiries. Any Participant or beneficiary may file with the Administrator a written claim for benefits or inquiry concerning the Plan, or concerning present or future rights to benefits under the Plan. Applications for benefits must be made on the forms prescribed by the Administrator, signed by the Participant or beneficiary, as applicable, and submitted to the Administrator's benefit claims office.

     15.2 Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof.

          15.2-1     Content of Notice.  Such notice shall be written in a
manner calculated to be understood by the applicant and set forth the following:

               (a)     The specific reason for denial.

               (b) Specific reference to the Plan provisions upon which the denial is based.

               (c) A description of any additional information which is necessary to perfect the claim and why this information is necessary.

               (d)     An explanation of the review procedure described in
15.3 below.

          15.2-2     Timing of Notice.  Such written notice shall be given to
the applicant within ninety (90) days after the Administrator receives the application, unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the application. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial ninety (90) day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the application for benefits. If written notice of denial of the application for benefits is not furnished within the time specified in this paragraph 15.2-2, the application shall be deemed denied.

     15.3 Review of Denied Claims. Any applicant whose claim for benefits is denied (or deemed denied) in whole or in part, or such applicant's authorized representative, may appeal from such denial by submitting to the Retirement Committee a written request for a review of the application within sixty (60) days after receipt of denial of the notice (or, in the case of a deemed denial, sixty (60) days after the application is deemed denied). The Retirement Committee shall give the applicant or such representative an opportunity to review pertinent documents (other than legally privileged documents) in preparing the request for review. The request for review shall be in writing and shall be addressed as follows:

                         Retirement Committee for the
            Nordstrom Direct, Inc. Profit Sharing Retirement Plan
                          c/o Nordstrom Direct, Inc.
                       600 University Street, Suite 600
                          Seattle, Washington  98101

The request for a review shall set forth all grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Retirement Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its decision on review.

     15.4 Decision on Review. After receiving the application for review, the Retirement Committee, or an authorized review subcommittee thereof ("Review Committee") shall review and decide the final disposition of the claim. Such decision of the Review Committee shall be binding on all parties.

          15.4-1     Timing of Review.  The decision should be reached within
sixty (60) days after receipt of the application for review, although special circumstances may delay the review decision up to one hundred twenty (120) days. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial sixty (60) day period.

          15.4-2     Notice of Decision.  If the Review Committee confirms the
denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If the Review Committee determines that the application for benefits should not have been denied in whole or in part, the Review Committee shall direct the Administrator to take appropriate remedial action as soon as reasonably practicable. If written notice of the Review Committee's decision is not given to the applicant within the time period prescribed in 15.4-1, the application will be deemed denied on review.

     15.5 Rules and Procedures on Review. The Review Committee shall establish such rules and procedures, consistent with the Plan and with the Act, as it may deem necessary or appropriate in carrying out its responsibilities in reviewing a denied claim. The Review Committee may require an applicant who wishes to submit additional information in connection with an appeal to do so at the applicant's own expense, and may convene a hearing if it determines that sufficient cause is shown.

     15.6 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the applicant has (i) submitted a written claim for benefits in accordance with 15.1; (ii) been notified by the Administrator that the application is denied (or the application is deemed denied) as provided in 15.2; (iii) filed a written request for a review of the application in accordance with 15.3; and (iv) been notified in writing that the Review Committee has affirmed the denial of the application (or the application is deemed denied) on review as provided in 15.4.


ARTICLE XVI.  MISCELLANEOUS PROVISIONS

     16.1 No Right of Continued Employment. The establishment of this Plan, the creation of any fund or account, or the payment of any benefits shall not create in any Employee, Participant or other party a right to continuing employment or create any claim against the Plan or Trust Fund for any payment except as set forth in this Plan.

     16.2 Discretion. Whenever, under the provisions of this Plan, discretion is granted to the Employer or Administrator which affects the benefits, rights and privileges of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.

     16.3 Separability. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions shall be effective.

     16.4 Participant and Others Bound by Plan. Each Participant, by executing the beneficiary designation, agrees for himself or herself and his or her heirs, beneficiaries, successors, and assigns to be bound by all of the provisions of this Plan.

     16.5 Applicable Law. This Plan is to be construed according to the laws of the State of Washington, to the extent not preempted by federal law.

     16.6 Text Controls. The paragraph numbers and headings herein are solely for convenience. In the event of conflict between them and the text, provisions of the text control.

     16.7 Expenses. All reasonable expenses incurred in operating and administering the Plan, including expenses of the Company, the Committee, and the Trust, may be paid from the Trust Fund or, at the election of the Company, may be paid by the Company, provided, however, that the Trust may reimburse the Company for such expenses only to the extent such amounts constitute "direct expenses" in accordance with U.S. Department of Labor
Regulation Section 2550.408c-2(b)(3).    This provision shall be deemed to be
a part of any contract to provide for expenses of Plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.

     16.8 Plan Document is Controlling. All rights and benefits of Participants and beneficiaries are controlled and determined by the provisions of this Plan document. To this end:

          16.8-1     Authorized Summaries.  The only authorized summaries of
the Plan are the Company-prepared publications furnished to Plan Participants. No other summary or interpretation of the Plan is authorized or binding. No authorized summary takes precedence over the terms of the Plan document.

          16.8-2     Authorized Representatives.  The only individuals
authorized to explain or interpret the Plan are the Retirement Committee members and the Plan administrative personnel who are charged with such responsibility. No other individual or entity has authority to explain or interpret the Plan. No authorized individual has authority to override or modify what is provided in the Plan document.

          16.8-3     Resolution of Conflicts.  In the event of any conflict
between this Plan and (1) any authorized summary of the Plan, or (2) other written, oral or electronic statement, or (3) any assumption, inference or reliance by any Participant or beneficiary, this Plan document shall be dispositive.


ARTICLE XVII.  LOANS TO PARTICIPANTS

          17.1     Loans to Participants.

               17.1-1     Participant's Right to Borrow. Participants and
Beneficiaries who are parties in interest under section 3(14) of the Act shall have the right to borrow from their profit-sharing contributions accounts on a reasonably equivalent basis and subject to prior approval by the Loan Committee. Application for a loan must be submitted to the Loan Committee on such form(s) and in such manner as the Loan Committee may require. Approval shall be granted or denied as specified in 17.1-2 on the terms specified in 17.1-3. For purposes of this 17.1, but only to the extent required by Department of Labor Regulation Section 2520.408b-1, the term "Participant" shall include any Employee, former Employee, beneficiary or alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, who has an interest in the Plan that is not contingent. A beneficiary shall not be eligible for a loan unless all events needed to make such beneficiary's rights unconditional have occurred.

               17.1-2     Limits on Borrowed Amount.  The Loan Committee shall
grant any loan which meets each of the requirements of paragraphs (a), (b) and
(c) below:

                    (a) Maximum Loan. The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or an Employer shall not exceed the lesser of:

                         (1)     $50,000, reduced by the excess, if any, of a
Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or an Employer during the preceding twelve (12) months over the outstanding balance of such loans on the loan date, or

                         (2)     Fifty percent (50%) of the value of the
vested balance of the Participant's accounts as of the Valuation Date preceding the date upon which the loan is made. For purposes of this 17.1-2(a)(2), the Participant's accounts shall include accounts under the Nordstrom Direct, Inc. 401(k) Plan and accounts under this Plan.

                    (b)     Minimum Loan.  The loan shall be for at least
$1,000; and

                    (c)     Outstanding Loan Limitations.  No more than two
(2) loans may be outstanding to a Participant at any time. Notwithstanding the foregoing, no more than one (1) loan used to purchase the principal residence of a Participant may be outstanding to a Participant at any time. For purposes of this 17.1-2(c), this Plan and the Nordstrom Direct, Inc. 401(k) Plan shall be treated as one plan.

               17.1-3     Repayment and Collateral.  Each loan granted shall,
by its terms, satisfy each of the following additional requirements:

                    (a) Term. Each loan, by its terms, must be repaid within sixty (60) months (except that if the Loan Committee is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Loan Committee may, in its discretion, establish a term of up to two hundred and forty (240) months for repayment).

                    (b) Interest. Each loan shall bear a reasonable rate of interest, which rate shall be established by the Loan Committee from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall in no event be less than one percent (1%) over the then current prime rate at Employer's principal bank.

                    (c) Repayment Amount. Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than semi-monthly (twice each calendar month).

                    (d) Collateral. Each loan must be adequately secured, with the security to consist of the balance of the Participant's accounts.

                    (e) Means of Payment. Automatic payroll deductions shall be required as additional security and the loan shall become immediately due and payable if the Participant ceases the payroll deduction. Notwithstanding the foregoing, an active Participant who has insufficient payroll from which to deduct the loan payment, or who is on leave of absence, must make timely loan payments by means of remitting a personal check equal to the amount of the loan payment not deducted by payroll deduction.

                    (f) Value Only in Borrower's Account. To the extent a Participant's loan is secured by the Participant's account, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to 6.2. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the accounts of the Participant.

               17.1-4     Payments Credited to Account.  All loan payments
shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Loan Committee.

               17.1-5     Promissory Note.  Each loan shall be evidenced by a
promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (a) a fixed maturity date meeting the requirements of 17.1-3(a) above, (b) the Participant's death, or (c) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

               17.1-6     Loan Committee Powers.  The Loan Committee shall
have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such additional rules shall include establishment of a reasonable loan fee to reimburse the Plan for the administrative costs of making such loans and establishment of rules for default. The rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Loan Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.
















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
          IN WITNESS WHEREOF pursuant to Section 12.1-3, this Plan has been executed on behalf of the Company by its Vice President of Human Resources and Administration pursuant to authorization of the Company's Board of Directors this 25th day of October 25, 2002.


                                           COMPANY:
                                           NORDSTROM DIRECT, INC.
                                           By: /s/ Kimberly Jaderholm
                                           ---------------------------
                                           Vice President, Human Resources and
                                            Administration















































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